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                                                                   EXHIBIT 3.127

                            ARTICLES OF INCORPORATION

                                       OF

                          SHARON G. DASPIT, M.D., P.C.

                                    ARTICLE I

     The name of the corporation is Sharon G. Daspit, M.D., P.C.

                                   ARTICLE II

     The corporation shall have perpetual duration.

                                   ARTICLE III

     The purpose of the corporation is to practice medicine and pathology and the general nature of the business to be transacted by this corporation is: (a) To engage in every phase and aspect of the business of rendering the same professional service to the public that a physician duly licensed under the laws of the State of Georgia is authorized to render, but such professional services shall be rendered only through officers, employees, and agents who are duly licensed or otherwise legally authorized to practice medicine within this State;
(b) to own real and personal property necessary or appropriate for the rendering of the professional services authorized by these Articles of Incorporation and to invest the funds of this professional corporation in real estate, mortgages, stocks, bonds, or any other type of investment whatsoever; (c) to do, either alone or in conjunction with other corporations, associations, firms or individuals, all and everything necessary and proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of the purposes and objects enumerated in these Articles of Incorporation or any amendment thereof, necessary or incidental to the protection and benefit of this professional corporation; (d) the foregoing enumeration of specific purposes or objects shall not be held to limit or

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restrict in any manner the purposes or objects of this professional corporation otherwise permitted by the laws of this State.

                                   ARTICLE IV

     This corporation hereby elects to be governed by the provisions of the Georgia Professional Corporation Act, and the corporation and its shareholders shall have all of the powers and shall enjoy all of the rights, privileges and immunities as provided for under the Georgia Business Corporation Code, except as changed, restricted or enlarged by the provisions of said Georgia Professional Corporation Act.

                                    ARTICLE V

     The total number of shares of stock which the corporation shall have authority to issue is 1,000 with no par value.

                                   ARTICLE VI

     The corporation shall not commence business until a minimum of Five Hundred and No/100ths Dollars ($500.00) shall have been received for the issuance of shares.

                                   ARTICLE VII

     The registered office of the corporation in the State of Georgia is to be located at 801 Broad Street, 7th FL, Richmond Augusta, Georgia 30901. Its registered agent at such address is Charles W. Rowell IV. His consent to serve is attached hereto.

                                  ARTICLE VIII

     The sole member of the Board of Directors of the corporation shall be:

                                       Sharon G. Daspit, M.D.
                                       3749 Westlake Drive
                                       Augusta, Georgia 30907

                                        2
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                                   ARTICLE IX

     The name and mailing address of the incorporator is:

                               Charles W. Rowell IV
                               801 Broad Street, 7th Fl.
                               Augusta, Georgia 30901

                                    ARTICLE X

     The corporation shall have and exercise all the powers conferred by the laws of the State of Georgia upon professional corporations formed under the laws of such State.

     Dated this 1st day of July 1985.

                                                     /s/ Charles W. Rowell IV
                                                     ---------------------------
                                                     Charles W. Rowell IV
                                                        Incorporator

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                              ARTICLES OF AMENDMENT

                                       OF

                          SHARON G. DASPIT, M.D., P.C.
                      (A GEORGIA PROFESSIONAL CORPORATION)

                                    ARTICLE I

     The name of the corporation is "SHARON G. DASPIT, M.D., P.C." (the "Corporation").

                                   ARTICLE II

     Article I of the Articles of Incorporation is amended to state as follows:

     The name of the Corporation is "SHARON G. DASPIT, M.D., INC."

                                   ARTICLE III

     Article III of the Articles of Incorporation is deleted in its entirety.

                                   ARTICLE IV

     Article IV of the Articles of Incorporation is amended to state as follows:

     The Corporation shall be governed by the Georgia Business Corporation Code.

                                    ARTICLE V

     Article X of the Articles of Incorporation is deleted in its entirety.

                                   ARTICLE VI

     Pursuant to Section 14-2-1003 of the Official Code of Georgia, each amendment described above has been duly adopted and approved by the Board of Directors and the Shareholder of the Corporation as of the date of filing of these Articles of Amendment.

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                                   ARTICLE VII

     The changes made by these Articles of Amendment shall be effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Georgia.

                                  ARTICLE VIII

     A request for publication of a notice of intent to file articles of amendment which change the name of the Corporation and payment therefore have been made as required by Section 14-2-1006 1(b) of the Official Code of Georgia.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned this 2ND day of December, 2002.


                                      SHARON G. DASPIT, M.D., P.C.

                                      /s/ [ILLEGIBLE]
                                      -----------------------------
                                      By: Sharon G. Daspit, M.D.
                                      As its: President

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